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                                      EXHIBIT 23





                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports, included (or incorporated by reference) in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement (No. 33-6404), Form S-8 Registration Statement (No. 33-26056), Form S-8 Registration Statement (No. 33-52355), and Form S-3 Registration Statement (No. 33-15360).



                                       ARTHUR ANDERSEN LLP



Atlanta, Georgia
March 26, 1997